EXHIBIT 22.1 - SUBSIDIARIES OF J & J SNACK FOODS CORP.


                                                         Place of
                                                        Incorporation




              J & J Snack Foods Investment Corp.         Delaware

              The ICEE Company                           Delaware

              J & J Snack Foods Corp. of New Jersey      New Jersey

              J & J Snack Foods Corp. of California      California

              J & J Snack Foods Corp./Midwest            Illinois

              J & J Snack Foods Corp./Mia                Pennsylvania

              J & J Snack Foods Corp. of Pennsylvania    Pennsylvania

              J & J Snack Foods Sales Corp.              New Jersey

              J & J Snack Foods Sales Corp. of Texas     Texas

              J & J Snack Foods Transport Corp.          New Jersey

              Trotter Soft Pretzels, Inc.                Pennsylvania

              ICEE-Canada, Inc.                          Canada

              ICEE de Mexico, S.A. De C.V.               Mexico

              J & J Restaurant Group, Inc.               Pennsylvania

              Mazzone Enterprises, Inc.                  Illinois

              Bakers Best Snack Food Corp.               Pennsylvania

              Pretzels, Inc.                             Texas










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